Exhibit 99.1

Equinix Reports Third Quarter 2008 Results

  Increased revenues to $183.7 million, a 7% increase over the previous quarter and a 77% increase over the same quarter last year, including an approximate $2.5 million negative impact from a strengthening U.S. dollar
  Increased quarterly EBITDA, a non-GAAP financial measure, to $77.0 million, an 11% increase over the previous quarter
  Tightened range of 2008 annual revenue guidance to $702.0 to $706.0 million and raised EBITDA guidance to $287.0 to $289.0 million
  Announced 2009 annual revenue guidance of $870.0 to $892.0 million and EBITDA guidance of $365.0 million to $385.0 million

FOSTER CITY, Calif.--(BUSINESS WIRE)--October 22, 2008--Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported quarterly results for the period ended September 30, 2008.

Revenues were $183.7 million for the third quarter, a 7% increase over the previous quarter and a 77% increase over the same quarter last year, which includes an approximate negative $2.5 million impact as a result of a strengthening U.S. dollar during the quarter. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $173.5 million, a 6% increase over the prior quarter and a 75% increase over the same quarter last year. Non-recurring revenues were $10.2 million in the quarter.

Cost of revenues were $109.9 million for the third quarter, an 8% increase over the previous quarter and a 75% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $39.3 million, were $70.6 million for the third quarter, a 7% increase over the previous quarter and a 75% increase over the same quarter last year. Cash gross margins, defined as gross profit plus depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 62%, the same as the previous quarter and up from 61% the same quarter last year.

Selling, general and administrative expenses were $51.5 million for the third quarter, including $11.3 million of stock-based compensation, a 9% decrease from the previous quarter and a 48% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $15.4 million, were $36.1 million for the third quarter, a 2% decrease over the previous quarter and a 58% increase over same quarter last year.

Net income for the third quarter was $7.4 million, including stock-based compensation expense of $12.6 million. This represents a basic net income per share of $0.20 based on a weighted average share count of 37.0 million and a diluted net income per share of $0.19 based on a weighted average share count of 37.9 million for the third quarter of 2008.

EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation expense and restructuring charges, for the third quarter was $77.0 million, up from $69.1 million the previous quarter and up from $40.6 million the same quarter last year.

“Despite the challenging economic environment, Equinix delivered another strong quarter,” said Steve Smith, president and CEO of Equinix. “While we continue to closely monitor all aspects of the business, we believe that the strength of our continued demand and focus on business execution will allow us to extend our market leadership position.”

Capital expenditures in the third quarter were $95.4 million, of which $13.5 million was attributed to ongoing capital expenditures and $81.9 million was attributed to expansion capital expenditures.

The Company generated cash from operating activities of $62.7 million as compared to $66.5 million in the previous quarter. Cash used in investing activities was $85.2 million as compared to $108.4 million in the previous quarter.

As of September 30, 2008, the Company’s cash, cash equivalents and investments were $330.2 million, as compared to $324.7 million at the end of the previous quarter.

Other Company Developments

  Completed on-schedule expansions in the Amsterdam, Frankfurt, and Hong Kong markets, adding approximately 650 cabinet equivalents in Europe and 550 cabinet equivalents in Asia
  Announced plans to build a new 300,000 square foot data center in London and a new 110,000 square foot data center in Singapore. Total capital investment for the initial phases of the London and Singapore expansions is expected to be in the range of approximately $125.0 - $135.0 million

Company Metrics

  Cabinet capacity as of September 30, 2008, and excluding the Europe region, was approximately 33,800 cabinets, including 27,100 in the U.S., and 6,700 in Asia
  The total number of cabinets billing as of September 30, 2008, and excluding the Europe region, was approximately 26,400 representing an approximate utilization rate of 78%, a net increase of approximately 1,250 cabinets in the quarter
  Cabinet and MRR churn, excluding the Europe region, was approximately 2.0% in the quarter
  On a weighted average basis as of September 30, 2008, and excluding the Europe region, the number of cabinets billing was approximately 26,100 representing an approximate utilization rate of 78%. In the U.S., this result was 20,800 representing an approximate utilization rate of 77%. In Asia, this result was 5,300 representing an approximate utilization rate of 84%
  Weighted average monthly recurring revenue (MRR) per cabinet as of September 30, 2008, and excluding the Europe region, was $1,654. In the U.S., the MRR per cabinet was $1,756 and in Asia, the MRR per cabinet was $1,254
  U.S. interconnection service revenues were 19% of U.S. recurring revenues for the quarter. Interconnection services represented approximately 14% of total worldwide recurring revenues for the quarter
  The total number of U.S. cross connects that were billing as of September 30, 2008 was 21,522
  The total number of exchange ports sold as of September 30, 2008 was 740, which included 136 in Asia and 70 in Europe, and 155 were 10 gigabits per second Ethernet ports
  Added 178 new customers in the quarter bringing the total number of customers worldwide to 2,228, which excludes approximately 475 customers related to a portion of the Netherlands operations

Business Outlook

For the full year of 2008, total revenues are expected to be in the range of $702.0 to $706.0 million, including an approximate $12.0 million negative impact from a strengthening U.S. dollar. Total year cash gross margins are expected to range between 61% and 62%. Cash selling, general and administrative expenses are expected to be approximately $145.0 million. EBITDA for the year is expected to be between $287.0 and $289.0 million. Capital expenditures for 2008 are expected to be $450.0 to $460.0 million, including approximately $60.0 million of ongoing capital expenditures.

For the full year of 2009, total revenues are expected to be in the range of $870.0 to $892.0 million. EBITDA for the year is expected to be between $365.0 and $385.0 million. Capital expenditures for 2009 are expected to be in a range of $325.0 to $375.0 million, comprised of approximately $60.0 million of ongoing capital expenditures, and $265.0 to $315.0 million of expansion capital expenditures.

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, October 22, 2008, at 5:30 p.m. EDT (2:30 p.m. PDT). To hear the conference call live, please dial 210-234-0004 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading. A replay of the call will be available beginning on Wednesday, October 22, 2008, at 7:30 p.m. (ET) through November 22, 2008 by dialing 203-369-0943. In addition, the Webcast will be available on the company's Web site at www.equinix.com. No password is required for either method of replay.

About Equinix

Equinix is the leading global provider of network-neutral data center and interconnection services, offering premium colocation, traffic exchange and outsourced IT infrastructure solutions. Global enterprises, content companies, systems integrators and network service providers look to Equinix Internet Business Exchange (IBX®) centers for world-class reliability and network diversity. Equinix IBX centers serve as critical, core hubs for IP networks and Internet operations worldwide. With 41 IBX centers located in 18 strategic markets across North America, Europe and Asia-Pacific, Equinix enables customers to reliably operate their mission-critical infrastructure on a global basis.

Important information about Equinix is routinely posted on the investor relations page of its website located at www.equinix.com. We encourage you to check Equinix’s website regularly for the most up-to-date information.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. Internet Business Exchange is a trademark of Equinix, Inc.

Non-GAAP Financial Measures

Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the Company's current or future operating performance. These non-cash or non-recurring items are depreciation, amortization, accretion, stock-based compensation, restructuring charges and, with respect to 2007 results, the loss from conversion and extinguishment of debt and gain on EMS sale. Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitor base.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liabilities, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we do not intend to build out now or in the future. With respect to its 2007 results, Equinix excludes the loss from conversion and extinguishment of debt and the gain from EMS sale. The loss from conversion and extinguishment of debt represents activity that is not typical for the company. The gain on EMS sale represents a unique transaction for the Company and future sales of other service offerings are not expected. Management believes such items as restructuring charges, the gain on the sale of a service offering and the loss from conversion and extinguishment of debt are unique transactions that are not expected to recur, and consequently, does not consider these items as a normal component of expenses or income related to current and ongoing operations.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three and nine months ended September 30, 2008 and 2007, presented within this press release.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
(in thousands, except per share detail)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007

Recurring revenues	$173,517	$163,395	$99,288	$487,271	$268,078
Non-recurring revenues	10,218	8,649	4,494	26,726	12,650
Revenues	183,735	172,044	103,782	513,997	280,728

Cost of revenues	109,863	102,008	62,891	306,357	171,265
Gross profit	73,872	70,036	40,891	207,640	109,463

Operating expenses:
Sales and marketing	16,009	15,290	9,630	46,650	27,602
General and administrative	35,529	41,445	25,182	111,350	72,122
Restructuring charges	799	-	-	799	407
Total operating expenses	52,337	56,735	34,812	158,799	100,131

Income from operations	21,535	13,301	6,079	48,841	9,332

Interest and other income (expense):
Interest income	441	2,411	3,309	6,293	10,340
Interest expense	(13,880)	(12,823)	(5,662)	(40,297)	(15,240)
Other income (expense)	(520)	(918)	3,167	602	3,168
Loss on conversion and extinguishment of debt	-	-	(2,554)	-	(5,949)
Total interest and other, net	(13,959)	(11,330)	(1,740)	(33,402)	(7,681)

Net income (loss) before income taxes	7,576	1,971	4,339	15,439	1,651

Income taxes	(187)	258	(215)	(400)	(766)

Net income (loss)	$7,389	$2,229	$4,124	$15,039	$885

Net income (loss) per share:

Basic net income (loss) per share	$0.20	$0.06	$0.13	$0.41	$0.03

Diluted net income (loss) per share	$0.19	$0.06	$0.12	$0.40	$0.03

Shares used in computing basic net income (loss) per share	36,972	36,572	31,683	36,608	30,845

Shares used in computing diluted net income (loss) per share	37,932	37,844	33,112	37,731	32,339

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2008	2008	2007	2008	2007

Recurring revenues		$ 173,517	$ 163,395	$ 99,288	$ 487,271	$ 268,078
Non-recurring revenues		10,218	8,649	4,494	26,726	12,650
	Revenues (1)	183,735	172,044	103,782	513,997	280,728

Cash cost of revenues (2)		70,601	66,088	40,240	198,450	105,910
	Cash gross profit (3)	113,134	105,956	63,542	315,547	174,818

Cash operating expenses (4):
	Cash sales and marketing expenses(5)	12,082	10,911	7,283	34,470	20,834
	Cash general and administrative expenses (6)	24,079	25,911	15,620	72,701	45,656
	Total cash operating expenses (7)	36,161	36,822	22,903	107,171	66,490

EBITDA (8)		$ 76,973	$ 69,134	$ 40,639	$ 208,376	$ 108,328

Cash gross margins (9)		62%	62%	61%	61%	62%

EBITDA flow-through rate (10)		67%	50%	45%	48%	50%

(1)	The geographic split of our revenues on a services basis is presented below:

	United States Revenues:
	Colocation	$ 87,988	$ 83,053	$ 62,232	$ 246,338	$ 172,736
	Interconnection	20,756	20,106	17,448	59,881	49,991
	Managed infrastructure	545	503	547	1,602	1,663
	Rental	133	117	356	498	989
	Recurring revenues	109,422	103,779	80,583	308,319	225,379
	Non-recurring revenues	5,437	3,468	3,102	12,983	9,082
	Revenues	114,859	107,247	83,685	321,302	234,461

	Asia-Pacific Revenues:
	Colocation	14,592	13,485	8,583	39,888	23,479
	Interconnection	1,897	1,648	1,126	5,080	2,956
	Managed infrastructure	3,432	3,525	3,816	10,619	11,084
	Rental	-	-	-	-	-
	Recurring revenues	19,921	18,658	13,525	55,587	37,519
	Non-recurring revenues	1,658	1,946	1,118	4,769	3,294
	Revenues	21,579	20,604	14,643	60,356	40,813

	Europe Revenues:
	Colocation	39,358	36,436	4,467	110,035	4,467
	Interconnection	1,704	1,638	224	4,936	224
	Managed infrastructure	2,991	2,805	467	8,080	467
	Rental	121	79	22	314	22
	Recurring revenues	44,174	40,958	5,180	123,365	5,180
	Non-recurring revenues	3,123	3,235	274	8,974	274
	Revenues	47,297	44,193	5,454	132,339	5,454

	Worldwide Revenues:
	Colocation	141,938	132,974	75,282	396,261	200,682
	Interconnection	24,357	23,392	18,798	69,897	53,171
	Managed infrastructure	6,968	6,833	4,830	20,301	13,214
	Rental	254	196	378	812	1,011
	Recurring revenues	173,517	163,395	99,288	487,271	268,078
	Non-recurring revenues	10,218	8,649	4,494	26,726	12,650
	Revenues	$ 183,735	$ 172,044	$ 103,782	$ 513,997	$ 280,728

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$ 109,863	$ 102,008	$ 62,891	$ 306,357	$ 171,265
	Depreciation, amortization and accretion expense	(38,005)	(34,712)	(21,773)	(104,472)	(62,336)
	Stock-based compensation expense	(1,257)	(1,208)	(878)	(3,435)	(3,019)
	Cash cost of revenues	$ 70,601	$ 66,088	$ 40,240	$ 198,450	$ 105,910

	The geographic split of our cash cost of revenues is presented below:

	U.S. cash cost of revenues	$ 37,506	$ 33,587	$ 30,677	$ 104,099	$ 85,074
	Asia-Pacific cash cost of revenues	8,848	8,872	6,536	25,489	17,809
	Europe cash cost of revenues	24,247	23,629	3,027	68,862	3,027
	Cash cost of revenues	$ 70,601	$ 66,088	$ 40,240	$ 198,450	$ 105,910

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges and gains on asset sales. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$ 16,009	$ 15,290	$ 9,630	$ 46,650	$ 27,602
	Depreciation and amortization expense	(1,560)	(1,626)	(298)	(4,759)	(328)
	Stock-based compensation expense	(2,367)	(2,753)	(2,049)	(7,421)	(6,440)
	Cash sales and marketing expenses	$ 12,082	$ 10,911	$ 7,283	$ 34,470	$ 20,834

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$ 35,529	$ 41,445	$ 25,182	$ 111,350	$ 72,122
	Depreciation and amortization expense	(2,512)	(2,447)	(2,000)	(7,554)	(4,893)
	Stock-based compensation expense	(8,938)	(13,087)	(7,562)	(31,095)	(21,573)
	Cash general and administrative expenses	$ 24,079	$ 25,911	$ 15,620	$ 72,701	$ 45,656

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$ 12,082	$ 10,911	$ 7,283	$ 34,470	$ 20,834
	Cash general and administrative expenses	24,079	25,911	15,620	72,701	45,656
	Cash SG&A	$ 36,161	$ 36,822	$ 22,903	$ 107,171	$ 66,490

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	U.S. cash SG&A	$ 22,728	$ 22,846	$ 17,565	$ 65,628	$ 53,964
	Asia-Pacific cash SG&A	4,638	4,686	3,953	14,358	11,141
	Europe cash SG&A	8,795	9,290	1,385	27,185	1,385
	Cash SG&A	$ 36,161	$ 36,822	$ 22,903	$ 107,171	$ 66,490

(8)	We define EBITDA as income (loss) from operations less depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and gains on asset sales as presented below:

	Income (loss) from operations	$ 21,535	$ 13,301	$ 6,079	$ 48,841	$ 9,332
	Depreciation, amortization and accretion expense	42,077	38,785	24,071	116,785	67,557
	Stock-based compensation expense	12,562	17,048	10,489	41,951	31,032
	Restructuring charges	799	-	-	799	407
	Gains on asset sales	-	-	-	-	-
	EBITDA	$ 76,973	$ 69,134	$ 40,639	$ 208,376	$ 108,328

	The geographic split of our EBITDA is presented below:

	U.S. income (loss) from operations	$ 16,252	$ 15,310	$ 6,386	$ 44,840	$ 8,000
	U.S. depreciation, amortization and accretion expense	27,275	24,615	20,175	75,110	60,240
	U.S. stock-based compensation expense	10,299	10,889	8,882	30,826	26,776
	U.S. restructuring charges	799	-	-	799	407
	U.S. gain on asset sale	-	-	-	-	-
	U.S. EBITDA	54,625	50,814	35,443	151,575	95,423

	Asia-Pacific income (loss) from operations	2,119	1,138	312	3,932	1,951
	Asia-Pacific depreciation, amortization and accretion expense	4,419	4,449	2,584	12,492	6,005
	Asia-Pacific stock-based compensation expense	1,555	1,459	1,258	4,085	3,907
	Asia-Pacific restructuring charges	-	-	-	-	-
	Asia-Pacific gain on asset sale	-	-	-	-	-
	Asia-Pacific EBITDA	8,093	7,046	4,154	20,509	11,863

	Europe income (loss) from operations	3,164	(3,147)	(619)	69	(619)
	Europe depreciation, amortization and accretion expense	10,383	9,721	1,312	29,183	1,312
	Europe stock-based compensation expense	708	4,700	349	7,040	349
	Europe restructuring charges	-	-	-	-	-
	Europe gain on asset sale	-	-	-	-	-
	Europe EBITDA	14,255	11,274	1,042	36,292	1,042

	EBITDA	$ 76,973	$ 69,134	$ 40,639	$ 208,376	$ 108,328

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	U.S. cash gross margins	67%	69%	63%	68%	64%

	Asia-Pacific cash gross margins	59%	57%	55%	58%	56%

	Europe cash gross margins	49%	47%	44%	48%	44%

(10)	We define EBITDA flow-through rate as incremental EBITDA growth divided by incremental revenue growth as follows:

	EBITDA - current period	$ 76,973	$ 69,134	$ 40,639	$ 208,376	$ 108,328
	Less EBITDA - prior period	(69,134)	(62,269)	(35,311)	(123,012)	(79,237)
	EBITDA growth	$ 7,839	$ 6,865	$ 5,328	$ 85,364	$ 29,091

	Revenues - current period	$ 183,735	$ 172,044	$ 103,782	$ 513,997	$ 280,728
	Less revenues - prior period	(172,044)	(158,218)	(91,837)	(334,333)	(222,046)
	Revenue growth	$ 11,691	$ 13,826	$ 11,945	$ 179,664	$ 58,682

	EBITDA flow-through rate	67%	50%	45%	48%	50%

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	September 30,	December 31,
	2008	2007

Cash, cash equivalents and investments	$330,199	$383,900
Accounts receivable, net	62,376	60,089
Property and equipment, net	1,346,982	1,162,720
Goodwill and other intangible assets, net	473,459	510,133
Debt issuance costs, net	18,453	21,333
Deposits	15,543	16,731
Restricted cash	15,681	1,982
Prepaid expenses	14,191	11,070
Deferred tax assets	6,434	6,404
Taxes receivable	2,295	3,437
Other assets	6,322	4,069
Total assets	$2,291,935	$2,181,868

Liabilities and Stockholders' Equity

Accounts payable	$11,797	$14,816
Accrued expenses	59,437	50,280
Accrued property and equipment	56,537	76,504
Accrued restructuring charges	11,468	12,140
Capital lease and other financing obligations	99,081	97,412
Mortgage and loans payable	416,358	330,496
Convertible debt	678,236	678,236
Deferred rent	29,901	26,912
Deferred installation revenue	34,958	26,537
Deferred tax liabilities	21,785	25,955
Deferred recurring revenue	8,951	9,556
Asset retirement obligations	11,280	8,759
Customer deposits	11,686	8,844
Other liabilities	3,210	989
Total liabilities	1,454,685	1,367,436

Common stock	37	37
Additional paid-in capital	1,445,363	1,376,915
Accumulated other comprehensive income	(64,557)	(3,888)
Accumulated deficit	(543,593)	(558,632)
Total stockholders' equity	837,250	814,432

Total liabilities and stockholders' equity	$2,291,935	$2,181,868

Ending headcount by geographic region is as follows:

U.S. headcount	618	546
Asia-pacific headcount	176	187
Europe headcount	268	178
Total headcount	1,062	911

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - GAAP PRESENTATION
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007

Net cash provided by operating activities	$63,321	$64,958	$48,427	$191,263	$106,139
Net cash used in investing activities	(82,435)	(216,215)	(721,257)	(434,850)	(951,206)
Net cash provided by financing activities	26,428	41,924	783,240	112,950	1,107,012
Effect of foreign currency exchange rates on cash and cash equivalents	2,243	(374)	(1,556)	689	(1,056)
Net increase (decrease) in cash and cash equivalents	9,557	(109,707)	108,854	(129,948)	260,889
Cash and cash equivalents at beginning of period	151,128	260,834	234,598	290,633	82,563
Cash and cash equivalents at end of period	$160,685	$151,127	$343,452	$160,685	$343,452

In addition to the above condensed consolidated statements of cash flows presented on a GAAP basis, the Company presents non-GAAP condensed consolidated statements of cash flows which combine the Company's short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances as presented herein in our condensed consolidated balance sheets.

Following is a reconciliation of our cash and cash equivalents to our cash, cash equivalents and investments, which is the basis of how our non-GAAP condensed consolidated statements of cash flows are presented on the following page:

Cash and cash equivalents	$160,685	$151,127	$343,452	$160,685	$343,452
Short-term investments	101,892	64,980	64,005	101,892	64,005
Long-term investments	67,622	108,642	28,905	67,622	28,905
Cash, cash equivalents and investments as presented on condensed balance sheet presented herein	$330,199	$324,749	$436,362	$330,199	$436,362

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - NON-GAAP PRESENTATION (1)
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007

Cash flows from operating activities:
Net income (loss)	$ 7,389	$ 2,229	$ 4,124	$ 15,039	$ 885
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	42,077	38,785	24,071	116,785	67,557
Stock-based compensation	12,562	17,048	10,489	41,951	31,032
Debt issuance costs	1,172	1,178	812	3,753	1,985
Restructuring charges	799	-	-	799	407
Gain on foreign currency hedge	-	-	(1,494)	-	(1,494)
Other reconciling items	353	268	(529)	1,154	(384)
Changes in operating assets and liabilities:
Accounts receivable	(2,252)	(4,037)	(5,658)	(3,783)	(7,068)
Accounts payable and accrued expenses	(522)	4,430	17,786	5,015	23,079
Accrued restructuring charges	(594)	(695)	(3,203)	(2,034)	(10,100)
Other assets and liabilities	1,729	7,275	2,275	13,647	1,008
Net cash provided by operating activities	62,713	66,481	48,673	192,326	106,907
Cash flows from investing activities:
Purchase of IXEurope, less cash acquired	-	-	(541,729)	-	(541,729)
Purchase of Virtu, less cash acquired	-	-	-	(23,241)	-
Purchase of Los Angeles IBX property	-	-	(19)	-	(49,059)
Purchase of San Jose IBX property	-	-	(64,971)	-	(71,471)
Purchases of other property and equipment	(95,445)	(84,458)	(88,921)	(305,546)	(295,809)
Accrued property and equipment	10,226	(23,176)	(23,939)	(16,015)	23,940
Other investing activities	-	(732)	1,347	(13,901)	877
Net cash used in investing activities	(85,219)	(108,366)	(718,232)	(358,703)	(933,251)
Cash flows from financing activities:
Proceeds from employee equity awards	6,849	12,000	10,406	26,087	27,568
Proceeds from follow-on common stock offering	-	-	339,946	-	339,946
Proceeds from convertible debt	-	-	395,986	-	645,986
Proceeds from mortgage and loans payable	24,576	35,643	49,491	102,101	118,754
Repayment of capital lease and other financing obligations	(956)	(952)	(500)	(2,874)	(1,445)
Repayment of mortgage and loans payable	(4,034)	(4,330)	(543)	(11,456)	(1,573)
Debt issuance costs	(7)	(437)	(11,546)	(908)	(22,224)
Net cash provided by financing activities	26,428	41,924	783,240	112,950	1,107,012
Effect of foreign currency exchange rates on cash and cash equivalents	1,528	(816)	(1,285)	(274)	(787)
Net increase (decrease) in cash, cash equivalents and investments	5,450	(777)	112,396	(53,701)	279,881
Cash, cash equivalents and investments at beginning of period	324,749	325,526	323,966	383,900	156,481
Cash, cash equivalents and investments at end of period	$ 330,199	$ 324,749	$ 436,362	$ 330,199	$ 436,362

Free cash flow (2)	$ (22,506)	$ (41,885)	$ (669,559)	$ (166,377)	$ (826,344)

Adjusted free cash flow (3)	$ (22,506)	$ (41,885)	$ (62,840)	$ (143,136)	$ (164,085)

(1)

The cash flow statements presented herein combine our short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchases, sales and maturities of our short-term and long-term investments will be presented as activities within the investing activities portion of the cash flow statements.

(2)

We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments) as presented below:

Net cash provided by operating activities as presented above	$ 62,713	$ 66,481	$ 48,673	$ 192,326	$ 106,907
Net cash used in investing activities as presented above	(85,219)	(108,366)	(718,232)	(358,703)	(933,251)
Free cash flow	$ (22,506)	$ (41,885)	$ (669,559)	$ (166,377)	$ (826,344)

(3)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate and acquisitions and proceeds from asset sales as presented below:

Free cash flow (as defined above)	$ (22,506)	$ (41,885)	$ (669,559)	$ (166,377)	$ (826,344)
Less purchase of IXEurope, less cash acquired	-	-	541,729	-	541,729
Less purchase of Virtu, less cash acquired	-	-	-	23,241	-
Less purchase of Los Angeles IBX property	-	-	19	-	49,059
Less purchase of San Jose IBX property	-	-	64,971	-	71,471
Adjusted free cash flow	$ (22,506)	$ (41,885)	$ (62,840)	$ (143,136)	$ (164,085)

CONTACT:
K/F Communications, Inc.
David Fonkalsrud, 415-255-6506 (Media)
dave@kfcomm.com
or
Equinix, Inc.
Jason Starr, 650-513-7402 (Investor Relations)
jstarr@equinix.com